Exhibit 10.1

CRACKER BARREL OLD COUNTRY STORE, INC.

2020 OMNIBUS INCENTIVE PLAN

Section 1.   Purpose.

This plan shall be known as the Cracker Barrel Old Country Store, Inc. 2020 Omnibus Incentive Plan (the “Plan”). The purpose of the Plan is to promote the interests of Cracker Barrel Old Country Store, Inc., a Tennessee corporation (the “Company”), and its shareholders by (i) attracting and retaining key officers, employees, and directors of, and consultants to, the Company and its Subsidiaries and Affiliates; (ii) providing incentives that align the interests of such persons with those of the shareholders of the Company; and (iii) promoting the success of the Company’s business.

Section 2.   Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

2.1   “Administrator” has the meaning set forth in Section 3.2 of the Plan.

2.2   “Affiliate” means (i) any entity that, directly or indirectly, is controlled by the Company, (ii) any entity in which the Company has a significant equity interest, (iii) an affiliate of the Company, as defined in Rule 12b-2 promulgated under Section 12 of the Exchange Act, and (iv) any entity in which the Company has at least fifty percent (50%) of the combined voting power of the entity’s outstanding voting securities, except as otherwise specified by the Board.

2.3   “Applicable Laws” means all applicable laws, rules, regulations and requirements, including, but not limited to, all applicable U.S. federal, state or local laws, any Stock Exchange rules or regulations and the applicable laws, rules or regulations of any other country or jurisdiction where Awards are granted under the Plan or Participants reside or provide services, as such laws, rules and regulations shall be in effect from time to time.

2.4   “Award” means the grant of any Option, SAR, Restricted Stock, Restricted Stock Unit, Performance Award, Other Stock-Based Award, Cash-Based Award or other award under the Plan.

2.5   “Award Agreement” means any written or electronic agreement, contract or other instrument or document evidencing any Award.

2.6   “Beneficial Owner” (or any variant thereof) has the meaning defined in Rule 13d-3 under the Exchange Act.

2.7   “Board” means the Board of Directors of the Company.

2.8   “Business Combination” means a reorganization, merger, consolidation, amalgamation, statutory share exchange, cash tender or exchange offer, or similar form of corporate transaction involving the Company or any of its Subsidiaries.

2.9   “Cash-Based Award” means an Award entitling the recipient to receive a cash-denominated payment.

2.10   “Cause” means, unless otherwise provided in an applicable Award Agreement or other written agreement or written policy in force between the Participant and the Company, matters which, in the judgment of the Committee, constitute any one or more of the following: (i) the Participant’s material personal dishonesty or willful misconduct in connection, in either case, with any material aspect of their duties to the Company; (ii) the Participant’s material breach of a fiduciary duty; (iii) the Participant’s conviction for, or pleading guilty or no contest to, any crime involving moral turpitude or any felony; or (iv) the Participant’s willful or intentional misconduct that causes material and demonstrable injury, monetarily or otherwise, to the Company.

2.11   “Change in Control” means, unless otherwise provided by the Administrator, in an applicable Award Agreement or otherwise, or by a written agreement or written policy in force between the Participant and the Company, the first of the following events to occur after the Effective Date:

(a)   During any twenty-four (24) month period, individuals who at the beginning of such period constituted the Board (together with any new Directors whose election by such Board or whose nomination for election by the shareholders of the Company was approved by a vote of at least two-thirds of the Directors of the Company, then still in office, who were either Directors on the Effective Date or whose election or nomination for election was previously so approved (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for Director, without written objection to such nomination), excluding any new Directors if such individual’s election or appointment to the Board occurs as a result of an actual or threatened election contest as described in Rule 14a-12(c) of the Exchange Act with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board, cease for any reason to constitute a majority of the Board (or the board of directors of a Successor) then in office;

(b)   Any Person or Group, other than a Permitted Holder, is or becomes a Beneficial Owner, directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company Voting Securities.

(c)   The consummation of a Business Combination, unless immediately following such Business Combination, more than 50% of the total voting power of the Successor is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination; or

(d)   The sale, transfer, exchange or other disposition of all or substantially all of the Company’s assets in complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of more than 30% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur.

No Award Agreement shall define a Change in Control in such a manner that a Change in Control would be deemed to occur prior to the actual consummation of the event or transaction that results in a Change in Control (e.g. upon the announcement, commencement, or shareholder approval of any event or transaction that, if completed, would result in a Change in Control of the Company).

Unless otherwise provided in an applicable Award Agreement, solely for the purpose of determining the timing of any payments pursuant to any Award constituting a “deferral of compensation” subject to Section 409A, a Change in Control shall be limited to a “change in the ownership of the Company,” a “change in the effective control of the Company,” or a “change in the ownership of a substantial portion of the assets of the Company” as such terms are defined in Section 1.409A-3(i)(5) of the U.S. Treasury Regulations.

2.12   “Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.13   “Committee” means the Compensation Committee of the Board, or such other committee or subcommittee of directors as is designated by the Board to administer the Plan in accordance with Section 3 hereof. The Committee shall consist of at least one (1) Director (or such greater number of Directors as shall constitute the minimum number permitted by Applicable Laws to establish a committee or sub-committee of the Board appointed for such purpose).

2.14   “Company Voting Securities” means the Company’s outstanding securities from time to time that are eligible to vote for the election of the Board.

2.15   “Consultant” means any natural person that provides bona fide services to the Company, a Subsidiary or an Affiliate as an independent contractor and who qualifies as a consultant or advisor under Instruction A.1.(a)(1) of Form S-8 under the Securities Act of 1933, as amended.

2.16   “Director” means a member of the Board.

2.17   “Disability” has the same meaning as provided in the long-term disability plan or policy maintained by the Company or if applicable, most recently maintained, by the Company or if applicable, a Subsidiary or Affiliate, for the Participant, whether or not that Participant actually receives disability benefits under the plan or policy. If no long-term disability plan or policy was ever maintained on behalf of Participant or if the determination of Disability relates to an Incentive Stock Option, Disability means disability as defined in Section 22(e)(3) of the Code. In a dispute, the determination whether a Participant has suffered a Disability will be made by the Administrator.

2.18   “Dividend Equivalents” means a right granted to a Participant in under the Plan to receive the equivalent value (in cash or Shares) of dividends paid on Shares.

2.19   “Effective Date” has the meaning set forth in Section 15.1.

2.20   “Employee” means a current employee of the Company, a Subsidiary, or an Affiliate.

2.21   “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.22   “Exercise Price” means the purchase price payable to purchase one Share upon the exercise of an Option or the price by which the value of a SAR shall be determined upon exercise.

2.23   “Fair Market Value” means, with respect to Shares as of any date, (i) the closing sales price of the Shares on the Stock Exchange on which the Shares are listed, on such date, or in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported (or in either case, such other price based on actual trading on the applicable date that the Administrator determines is appropriate) or (ii) in the event there is no public market for the Shares on such date, the fair market value as determined in good faith by the Administrator in a manner that complies with Section 409A. The determination of Fair Market Value for purposes of tax withholding may be made in the Administrator’s discretion subject to Applicable Laws and is not required to be consistent with the determination of Fair Market Value for other purposes.

2.24   “Good Reason” means, unless otherwise provided in an applicable Award Agreement or other written agreement or written policy in force between the Participant and the Company, (i) a material reduction in Participant’s title, authority, reporting status or responsibilities, which is not cured within ten (10) days after written notice thereof to the Company or its Affiliates (or their successor), (ii) any reduction in Participant’s annual base salary or bonus opportunity as in effect immediately prior to a Change in Control; or (iii) the relocation of the office at which Participant is to perform the majority of Participant’s duties following a Change in Control to a location more than fifty (50) miles from the office at which Participant worked immediately prior to the Change in Control.

2.25   “Group” means “group” as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act.

2.26   “Incentive Stock Option” means an option to purchase Shares from the Company that is intended to meet the requirements of Section 422 of the Code.

2.27   “Non-Employee Director” means a Director who is not an Employee.

2.28   “Non-Qualified Stock Option” means an option to purchase Shares from the Company that is not intended to be an Incentive Stock Option.

2.29   “Option” means an Incentive Stock Option or a Non-Qualified Stock Option.

2.30   “Other Stock-Based Award” means any Award granted under Section 9.

2.31   “Participant” means any Employee, Director, Consultant or other person who receives an Award under the Plan.

2.32   “Performance Award” means any Award granted under Section 8.

2.33   “Performance Objectives” means the measurable performance objective or objectives established pursuant to this Plan for Participants who have received grants of Performance Awards. If the Administrator determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Performance Objectives unsuitable, the Administrator may in its discretion modify such Performance Objectives or the acceptable levels of achievement, in whole or in part, as the Administrator deems appropriate and equitable. A non-exhaustive list of the potential Performance Objectives that may be used for Awards under this Plan includes the following (which may be based by reference to the Company’s performance or the performance of a Subsidiary, division, business segment or business unit of the Company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies): revenue; net income (or loss) per share; pre-tax profits; net earnings (or loss); net income (or loss); operating income or loss (before or after taxes); cash flow; cash flow per share (before or after dividends); free cash flow; earnings or losses (including earnings or losses before taxes, before interest and taxes, or before interest, taxes, depreciation and amortization); total shareholder return relative to assets; total shareholder return relative to peers; customer satisfaction; growth in number of locations, same store sales, customer traffic; employee satisfaction; employee turnover, employee diversity, specified objective social goals, gross margin; revenue growth; stock price; market share; sales; earnings (or loss) per share; return on equity; cost reductions; economic value added; product revenue growth; pre- or after-tax income or loss (before or after allocation of corporate overhead and bonus); return on assets or net assets; attainment of strategic and operational initiatives; appreciation in and/or maintenance of the price of the Shares or any other publicly-traded securities of the Company; gross profits; comparisons with various stock market indices; return on capital (including return on total capital or return on invested capital); cash flow return on investment; return on investment, improvement in or attainment of expense levels or working capital levels, including cash, inventory and accounts receivable; operating margin; year-end cash; cash margin; debt reduction; shareholders equity; operating efficiencies; research and development achievements; strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property; establishing relationships with commercial entities with respect to the marketing, distribution and sale of the Company’s products (including with group purchasing organizations, distributors and other vendors)); supply chain achievements (including establishing relationships with manufacturers or suppliers of component materials and manufacturers of the Company’s products); co-development, co-marketing, profit sharing, joint venture or other similar arrangements; financial ratios (including those measuring liquidity, activity, profitability or leverage); cost of capital; financing and other capital raising transactions (including sales of the Company’s equity or debt securities; sales or licenses of the Company’s assets, including its intellectual property, whether in a particular jurisdiction or territory or globally; or through partnering transactions); and implementation, completion or attainment of measurable objectives with respect to research, development, manufacturing, commercialization, products or projects, production volume levels, acquisitions and divestitures, brand positioning goals, business expansion goals and recruiting and maintaining personnel.

2.34   “Permitted Holder” means (i) the Company and its Subsidiaries, (ii) an employee benefit plan (or trust forming a part thereof) maintained by the Company or any of its Subsidiaries, and (iii) any underwriter temporarily holding securities pursuant to an offering of such securities.

2.35   “Person” means “person” as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act.

2.36   “Prior Plan” means the Company’s 2010 Omnibus Stock and Incentive Plan.

2.37   “Restricted Stock” means any Share issued subject to certain vesting conditions and other restrictions.

2.38   “Restricted Stock Unit” or “RSU” means an unfunded, unsecured right to receive, on the applicable settlement date, one Share or an amount in cash or other consideration determined by the Administrator to be of equal value as of such settlement date, subject to certain vesting conditions and other restrictions.

2.39   “Retirement” means, unless otherwise provided in an applicable Award Agreement or other written agreement or written policy in force between the Participant and the Company, retirement of a Participant from the employ or service of the Company or any of its Subsidiaries or Affiliates in accordance with the terms of the Company retirement plan or policy applicable to such Participant, or, if a Participant is not covered by any such plan or policy, the Participant’s voluntary termination of employment on or after such Participant’s 60th birthday.

2.40   “SEC” means the Securities and Exchange Commission or any successor thereto.

2.41   “Section 409A” means Section 409A of the Code and the regulations promulgated thereunder.

2.42   “Service Relationship” means any relationship as a full-time Employee, part-time Employee, Director or other key person (including a Consultant) of the Company, an Affiliate, or any Subsidiary or any successor entity (e.g., a Service Relationship shall be deemed to continue without interruption in the event an individual’s status changes from full-time Employee to part-time Employee or to Director).

2.43   “Shares” means shares of the Company’s common stock, $0.01 par value per share.

2.44   “Stock Appreciation Right” or “SAR” means a right that entitles the holder to receive, upon exercise, an amount payable in cash or Shares equal to the number of Shares subject to the Stock Appreciation Right that is being exercised multiplied by the excess of (i) the Fair Market Value of a Share on the date the Award is exercised, over (ii) the Exercise Price specified in the Award Agreement.

2.45   “Stock Exchange” means any stock exchange, national market system or other consolidated stock price reporting system on which prices for the Shares are quoted at any applicable time.

2.46   “Subsidiary” means any Person (other than the Company) of which a majority of the voting power of its equity securities or equity interests is owned directly or indirectly by the Company.

2.47   “Successor” means the Person resulting from a Business Combination, or if applicable, the ultimate parent business entity that directly or indirectly has beneficial ownership of all of the voting securities eligible to elect directors of such Person resulting from a Business Combination.

2.48   “Substitute Awards” means Awards granted pursuant to Section 12.3 solely in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or with which the Company combines.

2.49   “Terminated” or “Termination” means that the Participant has for any reason ceased to maintain a continuous Service Relationship. A Participant will not be deemed to have ceased to maintain a Service Relationship while the Participant is on a bona fide leave of absence approved by the Company in writing. The Administrator will have sole discretion to determine whether a Participant has Terminated and the effective date on which the Participant ceased to provide services (the “Termination Date”).

Section 3.   Eligibility and Administration.

3.1   Eligibility.   The persons eligible to receive Awards are the Employees, Consultants and Directors as designated by the Administrator. Only Employees may be granted Incentive Stock Options.

3.2   Administration.   The Plan will be administered by (A) the Board or (B) in the Board’s sole discretion, a Committee, which Committee will be constituted to satisfy Applicable Laws (such administrator, the “Administrator”). The Plan may be administered by different administrative bodies with respect to different classes of Participants. The Administrator may also from time to time authorize a subcommittee consisting of one or more members of the Board or executive officers of the Company to grant Awards to persons who are not “executive officers” of the Company (within the meaning of Rule 16a-1 of the Exchange Act) or Directors, subject to such restrictions and limitations as the Administrator may specify and to the requirements of Applicable Law.

3.3   Authority of Administrator.   Subject to the terms of the Plan, Applicable Law, and, in the case of a Committee or other person delegated authority under the Plan, subject to the specific duties delegated by the Board, the Administrator shall have full power and authority in its discretion to administer, construe and interpret the Plan, to make rules, and changes in such rules, for carrying out the Plan, and to make any other determination and take any other action that the Administrator deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Administrator, may be made at any time and shall be final, conclusive and binding upon any Participant and any holder or beneficiary of any Award. The Administrator may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Administrator deems necessary or desirable. The Administrator shall have the full power and authority to establish the terms and conditions of any Award consistent with the provisions of the Plan and to waive any such terms and conditions at any time (including, without limitation, accelerating or waiving any vesting conditions).

3.4   Delegation.   The Administrator may delegate the administration of the Plan to one or more officers or employees of the Company, and such delegate administrator(s) may have the authority to execute and distribute Award Agreements, to maintain records relating to Awards, to process or oversee the issuance of Shares under Awards, to interpret and administer the terms of Awards and to take such other actions as may be necessary or appropriate for the administration of the Plan and of Awards under the Plan; provided that in no case shall any such delegate administrator be authorized (i) to grant Awards under the Plan (except in connection with any delegation made by the Administrator pursuant to Section 3.2), or (ii) to take any action inconsistent with the Plan or Applicable Law. Any action by any such delegate administrator within the scope of its delegation shall be deemed for all purposes to have been taken by the Administrator and, except as otherwise specifically provided, references in this Plan to the Administrator shall include any such delegate administrator. The Administrator shall have sole authority to determine whether to review any actions and/or interpretations of any such delegate administrator, and if the Administrator shall decide to conduct such a review, any such actions and/or interpretations of any such delegate administrator shall be subject to approval, disapproval or modification by the Administrator. The Board hereby delegates the authority for ministerial administration of the Plan and Awards made under the Plan to the Company.

3.5   No Liability.   The Administrator may employ counsel, consultants, accountants, appraisers, brokers or other persons. The Administrator, the Company, and the officers and directors of the Company shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon all Participants and their beneficiaries or successors. No member of the Board or any Committee, nor any employee or representative of the Company shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Awards, and all such members of the Board and any Committee, employees and representatives shall be fully protected and indemnified to the greatest extent permitted by applicable law by the Company with respect to any such action, determination or interpretation.

Section 4.   Shares Available for Awards.

4.1   Shares Available.   Subject to Section 12.1 and the provisions of this Section 4, the number of Shares with respect to which Awards may be granted under the Plan (the “Share Reserve”) shall be the sum of (i) 1,033,441, the number of Shares that were available for issuance as of September 24, 2020 (the “Cutoff Date”) pursuant to the Prior Plan, plus (ii) the number of Shares that become available for issuance pursuant to the terms of the Prior Plan following the Cutoff Date and prior to the Effective Date, minus (iii) the number of Shares that are subject to awards granted pursuant to the Prior Plan after the Cutoff Date and prior to the Effective Date. 1,033,441 Shares shall be available for grant as Incentive Stock Options. After the Effective Date, no further Shares will be made subject to awards under the Prior Plan.

4.2   Effect of Awards on Share Reserve.   The grant of any Award (other than a Cash-Based Award) shall reduce the Share Reserve by one Share for each such Share subject to the Award; provided, that any Award that an eligible individual purchases at Fair Market Value (including Awards that an eligible individual elects to receive in lieu of cash compensation that is, or otherwise will become, due), whether or not the Shares are delivered immediately or on a deferred basis, shall not reduce the Share Reserve.

4.3   Shares Returning to the Share Reserve.   If (i) any Award is surrendered or forfeited, any Award is settled for cash (in whole or in part), or any Award expires unexercised, or (ii) after the Effective Date, any award under the Prior Plan is surrendered or forfeited, expires unexercised, or is settled for cash (in whole or in part), the Shares subject to such Award or award under the Prior Plan shall, to the extent of such forfeiture, surrender, expiration or cash settlement, be added to the Share Reserve. Notwithstanding anything to the contrary contained herein, the following Shares shall be added to the Share Reserve: (I) Shares tendered by the Participant or withheld by the Company in payment of the purchase price of an Option (or an option granted under the Prior Plan), or to satisfy any tax withholding obligation with respect to an Award (or an award granted under the Prior Plan), and (II) Shares subject to a stock appreciation right (or a similar right granted under the Prior Plan) that are not issued in connection with its stock settlement on exercise thereof.

4.4   Actions that Do Not Reduce the Share Reserve.   To the extent permitted by applicable Stock Exchange rules, Dividend Equivalents paid or credited with respect to any Award shall not be applied against the number of Shares available under the Share Reserve, whether or not such Dividend Equivalents are denominated or settled in Shares. In addition, Shares subject to Substitute Awards granted by the Company pursuant to Section 12.3 shall not reduce the number of Shares that may be issued under the Share Reserve, nor shall shares subject to Substitute Awards again be available for Awards under the Plan in the event of any forfeiture, expiration or cash settlement of such Substitute Awards.

4.5   Sources of Shares Deliverable Under Awards.   Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of issued Shares which have been reacquired by the Company.

4.6   Minimum Vesting Period.   Notwithstanding any other provision of the Plan to the contrary, equity-based Awards granted under the Plan shall vest no earlier than the first anniversary of the date the Award is granted (excluding, for this purpose, any (i) Substitute Awards, (ii) Shares delivered in lieu of fully vested Cash-Based Awards and (iii) Awards to Non-Employee Directors that vest on the earlier of the one year anniversary of the date of grant or the next annual meeting of shareholders which is at least 50 weeks after the immediately preceding year’s annual meeting); provided, that, the Administrator may grant equity-based Awards without regard to the foregoing minimum vesting requirement with respect to a maximum of five percent (5%) of the Share Reserve (as adjusted under Section 12.1); and, provided further, for the avoidance of doubt, that the foregoing provision does not restrict the Administrator’s discretion to provide for accelerated exercisability or vesting of any Award, including in cases of Retirement, death, Disability or a Change in Control, in the terms of the Award or otherwise.

4.7   Non-Employee Director Limits.   Notwithstanding anything herein to the contrary, the aggregate value of all compensation paid or granted, as applicable, to any individual for service as a Non-Employee Director with respect to any calendar year, including Awards and cash fees paid by the Company to such Non-Employee Director, shall not exceed seven hundred fifty thousand dollars ($750,000) in value, calculating the value of any equity Awards granted during such calendar year based on the grant date fair value of such Awards for financial reporting purposes. The Board may make exceptions to such limit for individual Non-Employee Directors in extraordinary circumstances, such as where any such individual Non-Employee Directors are serving on a special litigation or transactions committee of the Board, as the Board may determine in its discretion, provided that the Non-Employee Director receiving such additional compensation may not participate in the decision to award such compensation.

Section 5.   Stock Options and Stock Appreciation Rights.

5.1   Award of Options.   The Administrator may grant to an eligible individual an Award of an Option, which shall be subject to the terms and conditions of the Plan and any other terms and conditions which the Administrator deems appropriate for inclusion in an Award Agreement. Each Option granted under this Plan will be evidenced by an Award Agreement which will expressly identify the number of Shares subject to the Option. Any Option not expressly identified as an Incentive Stock Option, or any such designated Option that fails to qualify as an Incentive Stock Option for any reason, shall be treated as a Nonqualified Stock Option. Incentive Stock Options shall be subject to and comply with Section 422 of the Code, as from time to time amended, and any regulations implementing such statute. The aggregate Fair Market Value (determined as of the grant date) of Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under this Plan or under any other incentive stock option plan of the Company or any Parent or Subsidiary of the Company) will not exceed One Hundred Thousand Dollars ($100,000) (or such other limit provided by the Code).

5.2   Award of SARs.   The Administrator may grant to an eligible individual an Award of SARs, which shall be subject to the terms and conditions of the Plan and any other terms and conditions which the Administrator deems appropriate for inclusion in an Award Agreement. At the Administrator’s discretion, the amount payable as a result of the exercise of a SAR may be settled in cash, Shares or a combination of cash and Shares.

5.3   Vesting Conditions.   The Administrator at the time of grant shall specify in the Award Agreement the date or dates on which the vesting requirements shall have been met and any other conditions that must be satisfied prior to an Option or SAR becoming vested and exercisable, subject to such further rights of the Company or its assigns as may be specified in the Award Agreement.

5.4   Exercise Price.   The Administrator shall establish the Exercise Price at the time each Option or SAR is granted. Except in the case of Substitute Awards, the Exercise Price of an Option or SAR may not be less than one hundred percent (100%) of the Fair Market Value of the Shares on the date of grant. Notwithstanding the foregoing and except as permitted or required by Section 12.1, the Administrator shall not have the power to (i) amend the terms of previously granted Options or SARs to reduce the Exercise Price thereof, (ii) cancel such Options or SARs in exchange for cash or a grant of either substitute Options or SARs with a lower Exercise Price than the cancelled Award, or any other Award, (iii) take any other action with respect to an Option or SAR that would be treated as a repricing under the rules and regulations of the Stock Exchange, in each case without the approval of the Company’s shareholders.

5.5   Term.   Each Option and SAR, and all rights and obligations related thereto, shall expire on the date and under the circumstances determined by the Administrator and specified in the Award Agreement, which date shall not exceed 10 years from the date such Award is granted.

5.6   Exercise.

(a)   Subject to Section 5.5, each Option and SAR shall be exercisable at such times and subject to such terms and conditions as the Administrator may specify in the applicable Award Agreement or thereafter. No Option or SAR shall be exercisable unless the Participant has (i) delivered an executed copy of the applicable Award Agreement to the Company or (ii) has otherwise agreed to be bound by the terms of the Award Agreement by such means as may be approved by the Administrator. Options and SARs may be exercised with respect to whole Shares only. The exercise of any Option granted hereunder shall be effective only at such time as the sale of Shares pursuant to such exercise will not violate Applicable Laws.

(b)   The Administrator may, in its sole discretion and to the extent permitted by Applicable Law, accept payment of all or a portion of the Exercise Price of an Option through any one or a combination of the following forms or methods: (i) in cash or cash equivalents, (ii) other Shares (A) having a Fair Market Value on the date of surrender equal to the aggregate Exercise Price for the Shares being purchased and (B) having been held by the Participant for such period of time, if any, as may be required to avoid unfavorable tax or financial reporting treatment, (iii) through the withholding of Shares (valued at their Fair Market Value on the date of exercise) otherwise issuable upon the exercise of the Option in a manner that is compliant with Applicable Laws, (iv) if there is a public market for the Shares at such time, to the extent permitted by, and subject to such rules as may be established by the Administrator and Applicable Laws, through delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of the Option and to deliver promptly to the Company an amount out of the proceeds of such sale equal to the aggregate Exercise Price for the Shares being purchased, and (v) by such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

(c)   An Option or SAR shall be deemed to be exercised when written notice of such exercise has been received by the Company in accordance with the terms of such Award by the person entitled to exercise such Award and, in the case of an Option, full payment of the Exercise Price for the Shares for the portion of the Option being exercised has been made. The Administrator may provide in any Award Agreement for the automatic exercise of an Option or SAR upon such terms and conditions as may be established by the Administrator. The transfer of the Shares to be purchased pursuant to the exercise of an Option to the Participant on the records of the Company or of the transfer agent will be contingent upon receipt by the Company from the Participant of the full Exercise Price for such Shares and the fulfillment of any other requirements contained in the Award Agreement or Applicable Laws (including the satisfaction of withholding taxes). In the event a Participant chooses to pay the Exercise Price by previously-owned Shares through the attestation method, the number of Shares transferred to the Participant upon the exercise of the Option shall be net of the number of attested Shares.

(d)   Except as otherwise provided by the Administrator, in an applicable Award Agreement or otherwise, or in a written agreement or written policy in force between the Participant and the Company, the vested and exercisable portion of an Option or SAR shall expire upon the effective date of a Participant’s Termination.

Section 6.   Restricted Stock.

6.1   Award of Restricted Stock.   The Administrator may grant to an eligible individual an Award of Restricted Stock, which shall be subject to the terms and conditions of the Plan and any other terms and conditions which the Administrator deems appropriate for inclusion in an Award Agreement. Each Award Agreement evidencing Restricted Stock shall set forth (i) the number of Shares subject to such Award or a formula for determining such, and (ii) the purchase price of the Shares (if any) which may vary from time to time and among Participants and which may be below the Fair Market Value of such Shares at the date of grant or issuance, and the means of payment for the Shares, (iii) such terms and conditions on the grant, issuance, vesting and/or forfeiture of the Restricted Stock as may be determined from time to time by the Administrator, which may include continued employment, passage of time and/or such performance criteria and level of achievement versus these criteria as deemed appropriate by the Administrator, (iv) restrictions on the transferability of the Restricted Stock, and (v) such further terms and conditions as may be determined from time to time by the Administrator, in each case not inconsistent with this Plan. .

6.2   Shareholder Rights.   Except as otherwise provided in an applicable Award Agreement, a Participant holding Shares of Restricted Stock will be entitled to (i) all voting rights with respect to such Shares, (ii) subject to Section 14.5, all dividends paid (whether in cash or additional Shares) with respect to such Shares, and (iii) all other rights of a holder of unrestricted Shares with respect to such Shares.

6.3   Restrictive Legend.   At the time the Administrator grants an Award of Restricted Stock, a certificate representing the number of Shares awarded thereunder shall be registered in the name of the Participant. Such certificate shall be held by the Company or any custodian appointed by the Company for the account of the Participant subject to the terms and conditions of the Plan and the Award Agreement, and shall bear such a legend setting forth the restrictions imposed thereon as the Administrator, in its discretion, may determine. The foregoing to the contrary notwithstanding, the Administrator may, in its discretion, provide that a Participant’s ownership of Restricted Stock prior to the lapse of any transfer restrictions or any other applicable restrictions shall, in lieu of such certificates, be evidenced by a “book entry” (i.e., a computerized or manual entry) in the records of the Company or its designated agent in the name of the Participant who has received such Award, and confirmation and account statements sent to the Participant with respect to such book-entry Shares may bear the restrictive legend referenced in the preceding sentence. Such records of the Company or such agent shall, absent manifest error, be binding on all Participants who receive Restricted Stock Awards evidenced in such manner. The holding of Restricted Stock by the Company or such agent, or the use of book entries to evidence the ownership of Restricted Stock in accordance with this Section 6.3 shall not affect the rights of Participants as owners of the Restricted Stock awarded to them, nor affect the restrictions applicable to such shares under the Award Agreement or the Plan, including the transfer restrictions.

Section 7.   Restricted Stock Units.

7.1   Award of Restricted Stock Units.   The Administrator may grant to an eligible individual an Award of Restricted Stock Units, which shall be subject to the terms and conditions of the Plan and any other terms and conditions which the Administrator deems appropriate for inclusion in an Award Agreement. Each Award Agreement evidencing Restricted Stock Units shall contain provisions regarding (i) the number of Shares subject to such Award or a formula for determining such, (ii) such terms and conditions on the grant, issuance, settlement, vesting and/or forfeiture of the Restricted Stock Units as may be determined from time to time by the Administrator, which may include continued employment, passage of time and/or such performance criteria and level of achievement versus these criteria as deemed appropriate by the Administrator, (iii) restrictions on the transferability of the Restricted Stock Units or Shares issued thereunder, and (iv) such further terms and conditions as may be determined from time to time by the Committee, in each case not inconsistent with this Plan.

7.2   Settlement.   The Administrator may provide that settlement of Restricted Stock Units will occur upon or as soon as reasonably practicable after the Restricted Stock Units vest or will instead be deferred, on a mandatory basis or at the Participant’s election, in a manner intended to comply with Section 409A. The Administrator, in its sole discretion, may provide for the settlement of vested Restricted Stock Units in cash, Shares, or a combination of both.

7.3   Voting Rights, Dividend Equivalents and Distributions.

(a)   Participants shall have no voting rights with respect to Shares represented by Restricted Stock Units until the date of the issuance of such Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).

(b)   Unless otherwise provided in an applicable Award Agreement or otherwise determined by the Administrator at any time, a Participant receiving a Restricted Stock Unit Award shall be entitled to receive Dividend Equivalents with respect to the payment of dividends on Shares having a record date prior to the date on which the Restricted Stock Units held by such Participant are settled or forfeited. Such Dividend Equivalents shall be paid by crediting the Participant, as of the date of payment of such cash dividends on Shares, with cash equal to the amount of cash dividends paid on such date with respect to the number of Shares represented by the Restricted Stock Units previously credited to the Participant to which Dividend Equivalents apply; provided, that such cash Dividend Equivalents shall be subject to the same terms and conditions, including but not limited to vesting conditions, and shall be settled at the same time as, and only to the extent of, the settlement of the Restricted Stock Units originally subject to the applicable Award.

(c)   An Award Agreement may provide for Dividend Equivalents to be credited and paid in additional Restricted Stock Units. The number of additional Restricted Stock Units to be so credited shall be determined by dividing (i) the amount of cash dividends paid on such date with respect to the number of Shares represented by the Restricted Stock Units previously credited to the Participant to which Dividend Equivalents apply, by (ii) the Fair Market Value per Share on such date. Such additional Restricted Stock Units shall be subject to the same terms and conditions, including but not limited to vesting conditions, and shall be settled in the same manner and at the same time as the Restricted Stock Units originally subject to the applicable Award.

(d)   Settlement of Dividend Equivalents shall be made in cash, unless otherwise provided in an applicable Award Agreement or otherwise determined by the Administrator at any time. In the event of a dividend or distribution paid in Shares or other property, appropriate adjustments shall be made in the Participant’s Restricted Stock Unit Award so that it represents the right to receive upon settlement any and all additional securities or other property to which the Participant would be entitled by reason of the Shares issuable upon settlement of the Award, and all such additional securities or other property shall be subject to the same vesting conditions as are applicable to the underlying Award.

Section 8.   Share-Based Performance Awards.

8.1   Award of Performance Awards.   The Administrator may grant to an eligible individual a Performance Award, which shall be subject to the terms and conditions of the Plan and any other terms and conditions which the Administrator deems appropriate for inclusion in an Award Agreement. Performance Awards granted pursuant to this Section 8 will be denominated in Shares, and may be in the form of Restricted Stock, Restricted Stock Units or other Share-based Award. Each Award Agreement evidencing a Performance Award shall contain provisions regarding the number of Shares that may be earned or issued thereunder, and the manner of determining the number of Shares actually earned or to be issued thereunder based on the attainment of Performance Objectives approved by the Administrator for a performance period established by the Administrator while the outcome for that performance period is substantially uncertain.

8.2   Payment of Performance Awards.   After the applicable performance period has ended, the holder of the Performance Award will be entitled to receive the number of Shares earned by the Participant over the performance period, to be determined as a function of the extent to which the corresponding Performance Objectives or other vesting provisions have been achieved. After the grant of a Performance Award, the Administrator may reduce or waive any Performance Objectives or other vesting provisions for such Performance Award. Payment or settlement of earned Performance Awards will be made as soon as practicable after the expiration of the applicable performance Period. The Administrator, in its sole discretion, may pay earned Performance Awards in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Award at the close of the applicable Performance Period) or in a combination thereof. The Administrator may provide for the deferral of earned Performance Awards consistent with Section 409A.

8.3   Voting Rights, Dividend Equivalents and Distributions.

(a)   Participants shall have no voting rights with respect to Shares represented by Performance Awards until the date of the issuance of such Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).

(b)   Unless otherwise provided in an applicable Award Agreement or otherwise determined by the Administrator at any time, a Participant receiving a Performance Award shall be entitled to receive Dividend Equivalents with respect to the payment of dividends on Shares having a record date prior to the date on which the Performance Award held by such Participant are settled or forfeited. Such Dividend Equivalents shall be paid by crediting the Participant, as of the date of payment of such cash dividends on Shares, with cash equal to the amount of cash dividends paid on such date with respect to the maximum number of Shares represented by the Performance Award previously granted to the Participant to which Dividend Equivalents apply; provided, that such cash Dividend Equivalents shall be subject to the same terms and conditions, including but not limited to vesting conditions, and shall be settled at the same time, and only to the extent of, the settlement of the Shares originally subject to the applicable Award.

(c)   An Award Agreement may provide for Dividend Equivalents to be credited and paid in the right to receive additional Shares pursuant to the applicable Performance Award. The number of additional Shares to be so credited shall be determined by dividing (i) the amount of cash dividends paid on such date with respect to the number of Shares represented by the Performance Award previously credited to the Participant to which Dividend Equivalents apply, by (ii) the Fair Market Value per Share on such date. Such rights to additional Shares shall be subject to the same terms and conditions, including but not limited to vesting conditions, and shall be settled at the same time as, and only to the extent of, the settlement of the Shares originally subject to the applicable Award.

(d)   Settlement of Dividend Equivalents shall be made in cash, unless otherwise provided in an applicable Award Agreement or otherwise determined by the Administrator at any time. In the event of a dividend or distribution paid in Shares or other property, appropriate adjustments shall be made in the Participant’s Performance Award so that it represents the right to receive upon settlement any and all additional securities or other property to which the Participant would be entitled by reason of the Shares issuable upon settlement of the Award, and all such additional securities or other property shall be immediately subject to the same vesting conditions as are applicable to the Award.

Section 9.   Other Stock-Based Awards.

The Administrator shall have the authority to determine the Participants who shall receive an Other Stock-Based Award, which shall consist of any right that (i) is not an Award described elsewhere in the Plan and (ii) is an Award of Shares or an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares, including unrestricted Shares, as deemed by the Administrator to be consistent with the purposes of the Plan. Subject to the terms of the Plan and any applicable Award Agreement, the Administrator shall determine the terms and conditions of any such Other Stock-Based Award, including the vesting requirements applicable thereto. The Administrator may allow Directors to elect, or may require Directors, to receive an Other Stock-Based Award in lieu of other cash compensation (including all or a portion of the Directors’ retainers and meeting fees), to which the Directors may otherwise be entitled. The Administrator may provide that settlement of an Other-Stock Based Award will occur upon or as soon as reasonably practicable after the Award vests or will instead be deferred, on a mandatory basis or at the Participant’s election, in a manner intended to comply with Section 409A. The Administrator, in its sole discretion, may provide for the settlement of an Other-Stock Based Award in cash, Shares, or a combination of both. The term applicable to any Other Stock-Based Awards whose value is determined by reference to the appreciation of a Share above a certain price, as distinguished from the full value of the Share itself, shall not exceed ten (10) years.

Section 10.   Cash-Based Awards.

The Administrator may grant Cash-Based Awards under the Plan. A Cash-Based Award is an Award that entitles the Participant to a payment in cash upon the attainment of specified Performance Objectives or other vesting criteria. The Administrator shall determine the maximum duration of the Cash-Based Award, the amount of cash to which the Cash-Based Award pertains, the method for determining the amount of the cash that may become payable under the Cash-Based Award, the conditions upon which the Cash-Based Award shall become vested or payable, and such other provisions as the Administrator shall determine. Each Cash-Based Award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Administrator. Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award and may be made in cash. Notwithstanding the forgoing, the Administrator shall have discretion to settle Cash-Based Awards in Shares.

Section 11.   Conditions upon Issuance of Shares.

11.1   Legal Compliance.   Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws.

11.2   Investment Representations.   As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

11.3   Inability to Obtain Authority.   The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

Section 12.   Adjustments, Change in Control and Other Transactions.

12.1   Adjustments.   In the event that a corporate transaction, including an extraordinary cash dividend or other distribution (excluding ordinary or otherwise recurring cash dividends), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar transaction or event, affects the Shares, then the Administrator shall in an equitable and proportionate manner (and, as applicable, in such manner as is consistent with Sections 422 and 409A of the Code and the regulations thereunder) either: (a) adjust any or all of (i) the aggregate number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted under the Plan; (ii) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards under the Plan; and (iii) the Exercise Price with respect to any Award under the Plan; (b) provide for an equivalent award in respect of securities of the surviving entity of any merger, consolidation or other transaction or event having a similar effect; or (c) make provision for a cash payment to the holder of an outstanding Award.

12.2   Change in Control.

(a)   General.   In the event of a Change in Control, (i) Options and Stock Appreciation Rights outstanding as of the date of the Change in Control shall be cancelled and terminated without payment therefor if the Fair Market Value of one Share as of the date of the Change in Control is equal to or less than the Exercise Price applicable to such Option or Stock Appreciation Right, and (ii) except as otherwise provided by the Administrator in an Award Agreement or otherwise, any Performance Awards and Cash-Based Awards shall thereupon be considered to be earned and payable at “target” levels of achievement of the applicable Performance Objectives, and such Award shall revert to a solely time-based vesting Award for the remainder of the performance period subject to this Section 12.2.

(b)   Assumptions.   Unless otherwise provided by the Administrator in an Award Agreement or otherwise, or by any other written agreement between the Participant and the Company, in the event of a Change in Control in which the Successor assumes an outstanding Award, substitutes an equivalent award pursuant to which shares of such Successor’s common stock may be issued under such outstanding Award, or continues an outstanding Award (any such effect, “Assumed”), the original terms of such Award shall continue in effect, as adjusted pursuant to Section 12.1(a) or (b), following the Change in Control; provided, that if the Participant’s employment with such Successor (or applicable affiliate thereof) Terminates within 24 months following such Change in Control (or such other period set forth in the Award Agreement or such other applicable written agreement, including prior thereto if applicable) and under the circumstances specified in any Award Agreement: (i) Options and Stock Appreciation Rights outstanding as of the date of such Termination will immediately vest, become fully exercisable, and may thereafter be exercised for 24 months (or such other period of time set forth in the Award Agreement), and (ii) the restrictions, limitations and other conditions applicable to Restricted Stock, Restricted Stock Units and Other Stock-Based Awards (including Performance Awards and Cash-Based Awards that have reverted to time-based Awards pursuant to Section 12.2(a)) outstanding as of the date of such Termination shall lapse and the Shares subject to such Award or the Award shall become free of all restrictions, limitations and conditions and become fully vested and payable (subject to any applicable deferral elections).

(c)   Awards not Assumed.   Unless otherwise provided by the Administrator in an Award Agreement or otherwise, or by any other written agreement between the Participant and the Company, in the event of a Change in Control, to the extent Awards are not Assumed by the Successor, then immediately prior to the Change in Control: (i) those Options and Stock Appreciation Rights outstanding as of the date of the Change in Control that are not Assumed shall immediately vest and become fully exercisable for a period of time prior to, and ending on, the effective date of a Change in Control determined by the Administrator and communicated in writing or electronically to the affected Participants, (ii) restrictions, limitations and other conditions applicable to Restricted Stock, Restricted Stock Units and Other Stock-Based Awards (including Performance Awards and Cash-Based Awards that have reverted to time-based Awards pursuant to Section 12.2(a)) shall lapse and such Award shall become free of all restrictions, limitations and conditions and become fully vested.

(d)   In taking any of the actions permitted under this Section 12.2, the Administrator will not be obligated to treat all Awards, all Awards held by a Participant, or all Awards of the same type, similarly.

12.3   Substitute Awards.   The Company may substitute or assume outstanding awards granted by another company acquired by the Company or with which the Company combines, by either: (i) granting an Award under this Plan in substitution of such other company’s award or (ii) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the Exercise Price and the number and nature of Shares issuable upon exercise or settlement of any such Option or Stock Appreciation Rights will be adjusted appropriately pursuant to Section 424(a) and/or Section 409A). In the event the Company elects to grant a new Option or Stock Appreciation Right in substitution rather than assuming an existing award, such new Option or Stock Appreciation Right may be granted with a similarly adjusted Exercise Price. In addition, in the event that a company acquired by the Company or any of its Subsidiaries or with which the Company or any of its Subsidiaries combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards and shall not reduce the Shares authorized for issuance under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall be made only to individuals who were not employees or directors of the Company or any of its Subsidiaries prior to such acquisition or combination.

Section 13.   Amendment and Termination.

13.1   Amendment to the Plan.   The Board may at any time amend, alter, suspend or terminate the Plan; provided that all outstanding Awards shall remain subject to the terms of the Plan and the applicable Award Agreement as in effect immediately prior to such action unless determined otherwise by the Board. The Company will obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

13.2   Rights of Participants.   No amendment, alteration, suspension or termination of the Plan or an Award may materially and adversely impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company.

Section 14.   General Provisions.

14.1   Termination for Cause.   Unless otherwise provided in an applicable Award Agreement or other written agreement or written policy in force between a Participant and the Company, if a Participant is Terminated for Cause, any outstanding Awards held by such Participant (whether vested or unvested) shall terminate immediately upon the Termination Date. For purposes hereof, the Administrator’s determination of the reason for Termination shall be conclusive and binding on the Participant and his or her representatives and legatees.

14.2   Forfeiture.   Unless an Award Agreement or other written agreement between a Participant and the Company provides otherwise, upon a Participant’s Termination, and upon such other times specified in the Award Agreement, the unvested portion of an Award shall be forfeited to the Company for no consideration.

14.3   Recoupment of Awards.   Any Award granted pursuant to this Plan shall be subject to mandatory repayment by the Participant to the Company (i) to the extent set forth in any Award Agreement, (ii) to the extent that such Participant is, or in the future becomes, subject to (A) any “clawback” or recoupment policy adopted by the Company or any Affiliate thereof to comply with the requirements of any Applicable Laws, rules or regulations, including pursuant to final rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, or otherwise, or (B) any Applicable Laws which impose mandatory recoupment, under circumstances set forth in such Applicable Laws, including the Sarbanes-Oxley Act of 2002. No recoupment of compensation described in this Section will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with a Participant.

14.4   Limited Transferability of Awards.   No Award shall be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant, except by will or the laws of descent and distribution and/or, in the case of Non-Qualified Stock Options or Stock Appreciation Rights only, as may be provided by the Administrator in its discretion at any time, but in no event shall an Award be transferred to a third party for consideration. No transfer of an Award by will or by laws of descent and distribution shall be effective to bind the Company unless (i) the transferee agrees in writing with the Company to be bound by all of the terms and conditions of the Plan and the applicable Award Agreement and (ii) the Company shall have been furnished with written notice thereof and an authenticated copy of the will and/or such other evidence as the Administrator may deem necessary or appropriate to establish the validity of the transfer. Notwithstanding the foregoing, subject to the execution of transfer documentation in a format acceptable to the Company and subject to the approval of the Administrator, an Option or Stock Appreciation Right may be transferred pursuant to a domestic relations order.

14.5   Dividends and Dividend Equivalents.   Except pursuant to Section 12.1, Dividends and Dividend Equivalents shall not be granted with respect to Options or Stock Appreciation Rights, but in the sole discretion of the Administrator and taking into account any provisions with respect thereto set forth elsewhere in the Plan, any other Award may provide the Participant with dividend rights or Dividend Equivalents, payable in cash, Shares, other securities or other property. All dividend rights or Dividend Equivalents which are not paid currently may, at the Administrator’s discretion, accrue interest, be reinvested into additional Shares, or, in the case of Dividend Equivalents credited in connection with Restricted Stock Units or Performance Awards, be credited as additional Shares and paid to the Participant if and when, and to the extent that, payment is made pursuant to such Award. No Award under this Plan may provide for the payment of dividends or Dividend Equivalent Rights unless, and only to the extent that, the underlying Award becomes fully vested.

14.6   Compliance with Section 409A.   No Award (or modification thereof) shall provide for deferral of compensation that does not comply with Section 409A unless the Administrator, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A. Notwithstanding any provision of this Plan to the contrary, if one or more of the payments or benefits received or to be received by a Participant pursuant to an Award would cause the Participant to incur any additional tax or interest under Section 409A, the Administrator may reform such provision to maintain to the maximum extent practicable the original intent of the applicable provision without violating the provisions of section 409A. In the event that it is reasonably determined by the Board or Administrator that, as a result of Section 409A, payments in respect of any Award under the Plan may not be made at the time contemplated by the terms of the Plan or the relevant Award agreement, as the case may be, without causing the Participant holding such Award to be subject to taxation under Section 409A, the Company will make such payment on the first day that would not result in the Participant incurring any tax liability under Section 409A; which, if the Participant is a “specified employee” within the meaning of the Section 409A, shall be the first day following the six-month period beginning on the date of Participant’s termination of employment. Unless otherwise provided in an Award Agreement or other document governing the issuance of such Award, payment of any Performance Award intended to qualify as a “short term deferral” within the meaning of Section 1.409A-1(b)(4)(i) of the U.S. Treasury Regulations shall be made between the first day following the close of the applicable Performance Period and the last day of the “applicable 2 1∕2 month period” as defined therein.

14.7   No Rights to Awards.   No Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards need not be the same with respect to each Participant.

14.8   Share Certificates.   All certificates for Shares or other securities of the Company or any Subsidiary or Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Administrator may deem advisable under the Plan or the rules, regulations and other requirements of the SEC or any state securities commission or regulatory authority, any applicable Stock Exchange rule, and any other Applicable Law, and the Administrator may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

14.9   Withholding.

(a)   Prior to the delivery of any Shares or cash pursuant to an Award (or exercise, vesting or settlement thereof, as applicable), the Company (or, as applicable, a Subsidiary or Affiliate) will have the power and the right to deduct or withhold, or require a Participant to remit to the Company (or, as applicable, a Subsidiary or Affiliate), an amount sufficient to satisfy federal, state, local, foreign or other taxes required to be withheld with respect to such Award (or exercise, vesting or settlement thereof, as applicable).

(b)   Without limiting the generality of the foregoing, the Administrator may in its discretion permit a Participant to satisfy or arrange to satisfy, in whole or in part, the tax obligations incident to an Award by: (i) electing to have the Company withhold Shares or other property otherwise deliverable to such Participant pursuant to the Award and/or (ii) tendering to the Company Shares owned by such Participant and purchased or held for the requisite period of time, in each case (A) using such withholding rates and subject to such other conditions as may be required to avoid the Company’s or the Affiliates’ or Subsidiaries’ incurring an adverse accounting charge, and (B) based on the Fair Market Value of the Shares as determined by the Administrator. All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Administrator, in its sole discretion, deems appropriate.

14.10   No Obligation to Notify or Minimize Taxes; No Liability to Claims.   Except as required by Applicable Laws, the Company has no duty or obligation to any Participant to advise such Participant as to the time or manner of exercising such Award. Furthermore, the Company has no duty or obligation to warn or otherwise advise such Participant of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award and will not be liable to any holder of an Award for any adverse tax consequences to such holder in connection with an Award. Each Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on him or her, or in respect of any payment or benefit delivered in connection with the Plan (including any taxes and penalties under Section 409A), and the Company shall not have any obligation to indemnify or otherwise hold any Participant harmless from any of such taxes or penalties. As a condition to accepting an Award under the Plan, each Participant agrees to not make any claim against the Company, or any of its officers, Employers, Directors, Subsidiaries, and Affiliates related to tax liabilities arising from such Award or other Company compensation.

14.11   Award Agreements.   Each Award hereunder shall be evidenced by an Award Agreement that shall be delivered to the Participant and may specify the terms and conditions of the Award and any rules applicable thereto. In the event of a conflict between the terms of the Plan and any Award Agreement, the terms of the Plan shall prevail. The Administrator or, except to the extent prohibited under Applicable Laws, its delegate(s) may establish the terms of agreements or other documents evidencing Awards under this Plan and may, but need not, require as a condition to any such agreement’s or document’s effectiveness that such agreement or document be executed by the Participant, including by electronic signature or other electronic indication of acceptance, and that such Participant agree to such further terms and conditions as specified in such agreement or document. The grant of an Award under this Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in this Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the agreement or other document evidencing such Award. The provisions of each Award Agreement (whether applicable to the same Award type or different Award types) need not be consistent with respect to each Participant.

14.12   No Limit on Other Compensation Arrangements.   Nothing contained in the Plan shall prevent the Company or any Subsidiary or Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of Options, SARs, Restricted Stock, Restricted Stock Units, Other Stock-Based Awards or other types of Awards provided for hereunder.

14.13   No Right to Employment.   The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Subsidiary or Affiliate. Further, the Company or a Subsidiary or Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in an Award Agreement.

14.14   No Rights as Shareholder.   Subject to the provisions of the Plan and the applicable Award Agreement, no Participant or holder or beneficiary of any Award shall have any rights as a shareholder with respect to any Shares to be distributed under the Plan until such person has become a holder of such Shares.

14.15   Data Privacy.   As a condition for receiving any Award, each Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this Section by and among the Company and its Subsidiaries and Affiliates exclusively for implementing, administering and managing the Participant’s participation in the Plan. The Company and its Subsidiaries and Affiliates may hold certain personal information about a Participant, including the Participant’s name, address and telephone number; birthdate; social security, insurance number or other identification number; salary; nationality; job title(s); any Shares held in the Company or its Subsidiaries and Affiliates; and Award details, to implement, manage and administer the Plan and Awards (the “Data”). The Company and its Subsidiaries and Affiliates may transfer the Data amongst themselves as necessary to implement, administer and manage a Participant’s participation in the Plan, and the Company and its Subsidiaries and Affiliates may transfer the Data to third parties assisting the Company with Plan implementation, administration and management. These recipients may be located in the Participant’s country, or elsewhere, and the Participant’s country may have different data privacy laws and protections than the recipients’ country. By accepting an Award, each Participant authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, to implement, administer and manage the Participant’s participation in the Plan, including any required Data transfer to a broker or other third party with whom the Company or the Participant may elect to deposit any Shares. The Data related to a Participant will be held only as long as necessary to implement, administer, and manage the Participant’s participation in the Plan. A Participant may, at any time, view the Data that the Company holds regarding such Participant, request additional information about the storage and processing of the Data regarding such Participant, recommend any necessary corrections to the Data regarding the Participant or refuse or withdraw the consents in this Section in writing, without cost, by contacting the local human resources representative. The Company may cancel Participant’s ability to participate in the Plan and, in the Administrator’s discretion, the Participant may forfeit any outstanding Awards if the Participant refuses or withdraws the consents in this Section. For more information on the consequences of refusing or withdrawing consent, Participants may contact their local human resources representative.

14.16   Governing Law.   The validity, construction and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Tennessee giving effect to conflicts of laws principles.

14.17   Severability.   If any provision of the Plan or any Award is, or becomes, or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Administrator, such provision shall be construed or deemed amended to conform to the Applicable Laws, or if it cannot be construed or deemed amended without, in the determination of the Administrator, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

14.18   No Trust or Fund Created.   Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary or Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Subsidiary or Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Subsidiary or Affiliate.

14.19   Fractional Shares.   Unless otherwise determined by the Administrator, no fractional shares shall be issued or delivered pursuant to the Plan or any Award. The Administrator shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

14.20   Corporate Action Constituting Grant of Awards.   Corporate action constituting a grant by the Company of an Award to any Participant shall be deemed completed as of the date of such corporate action, unless otherwise determined by the Administrator, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of Shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the preparation of the Award Agreement or related grant documentation, the corporate records will control, and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documentation.

14.21   Changes in Status & Leaves of Absence.   The Administrator shall have the discretion to determine (whether by establishing a policy applicable to the treatment of any or all Awards in such circumstances, or by making an individualized determination) at any time whether and to what extent any tolling, reduction, vesting-extension, forfeiture or other treatment should be applied to an Award in connection with a Participant’s leave of absence or a change in a Participant’s regular level of time commitment to the Company (e.g., in connection with a change from full-time to part-time status); provided, however, that the Administrator shall not have any such discretion (whether pursuant to a policy or specific determination) to the extent that the grant of such discretion would cause any tax to become due under Section 409A.

14.22   No Effect on Retirement and Other Benefit Plans.   The value of any Award granted under the Plan, as determined upon grant, vesting or settlement, shall not be included as compensation, earnings, salaries, or other similar terms used when calculating any Participant’s benefits under any employee benefit plan sponsored by the Company or any Subsidiary or Affiliate, except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any of the Company’s or any Subsidiary or Affiliate’s employee benefit plans. Neither the adoption of the Plan by the Board, the submission of the Plan to the shareholders of the Company for approval, nor any provision of the Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, and such arrangements may be either generally applicable or applicable only in specific cases.

14.23   Trading Policy Restrictions.   Option exercises and other Awards under the Plan shall be subject to the Company’s insider trading policies and procedures, as in effect from time to time, and compliance with Applicable Law.

14.24   Electronic Communication.   The Administrator may, in its sole discretion, decide to deliver any documents related to Awards and all other documents that the Company is required to deliver to security holders by email or other electronic means (including posting them on a website maintained by the Company or a third party under contract with the Company). As a condition to participating in the Plan, Participants agree to receive such documents by electronic delivery and agree to participate in the Plan through any on-line or electronic system established and maintained by the Company or a third party designated by the Company.

14.25   Beneficiaries.   Unless stated otherwise in an Award Agreement, a Participant may designate one or more beneficiaries with respect to an Award by timely filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Participant’s death. If no beneficiary was designated or if no designated beneficiary survives the Participant, then, after a Participant’s death, any vested Award(s) shall be transferred or distributed to the Participant’s estate.

14.26   Addenda.   The Administrator may approve such addenda to the Plan as it may consider necessary or appropriate for the purpose of granting Awards, which Awards may contain such terms and conditions as the Administrator deems necessary or appropriate to accommodate differences in local law, tax policy or custom, which, if so required under Applicable Laws, may deviate from the terms and conditions set forth in this Plan. The terms of any such addenda shall supersede the terms of the Plan to the extent necessary to accommodate such differences but shall not otherwise affect the terms of the Plan as in effect for any other purpose.

14.27   Headings.   Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Section 15.   Term of the Plan.

15.1   Effective Date.   The Plan was adopted by the Board on September 24, 2020, and shall be effective on the date that it is approved by the Company’s shareholders (such approval date, the “Effective Date”).

15.2   Expiration Date.   Awards may not be granted under the Plan after the tenth (10th) anniversary of the Effective Date; provided, however that all outstanding Awards shall remain subject to the terms of the Plan and the applicable Award Agreement as in effect immediately prior to such expiration.